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                                  EXHIBIT 10. 1

                     SECOND ADDENDUM TO CONSULTING AGREEMENT

         This Second Addendum to Consulting Agreement is made and entered into effective the 27th day of October 1997 (the "Effective Date"), by and between Lambert N. Lambrinides ("Mr. Lambrinides") and Skyline Chili, Inc., an Ohio corporation (the "Company").

         WHEREAS, Mr. Lambrinides and the Company entered into a Consulting Agreement dated August 31, 1994 (the "Consulting Agreement"), which was renewed pursuant to a First Addendum to Consulting Agreement dated October 31, 1996, pursuant to which Mr. Lambrinides has been providing consulting services to the Company;

         WHEREAS, the renewal term of the Consulting Agreement expired on October 26, 1997; and

         WHEREAS, pursuant to Paragraph 9(a) of the Consulting Agreement, Mr. Lambrinides and the Company have mutually agreed to renew the Consulting Agreement for an additional one year term.

         NOW THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, Mr. Lambrinides and the Company agree as follows:

         1. RENEWAL OF CONSULTING PERIOD. From the Effective Date through October 25, 1998 (the "Consulting Period"), Mr. Lambrinides shall continue to provide such Consulting Services as are reasonably requested by the Company. All of the terms and conditions of the Consulting Agreement shall continue to apply during this extended Consulting Period, including without limitation the provision that the Consulting Agreement shall terminate immediately upon a change in control of the Company. The Company shall continue to maintain the life insurance policy on Mr. Lambrinides' life in the amount of $250,000 from the Effective Date through October 25, 1998.

         2. TERM OF SECOND ADDENDUM. Unless terminated on an earlier date or renewed as provided in the Consulting Agreement, the extended term of the Consulting Agreement and this Second Addendum shall expire on October 25, 1998. All references in the Consulting Agreement to its "initial term" shall now be deemed references to the extended term described in this Second Addendum as the context requires.

         3. MISCELLANEOUS. Except as modified in this Second Addendum, all of the terms and conditions of the Consulting Agreement shall remain in effect and are hereby reaffirmed by the parties hereto. Capitalized terms used in this Second Addendum and not defined herein shall have the meanings ascribed to them in the Consulting Agreement.

         IN WITNESS WHEREOF, Mr. Lambrinides and the Company have signed this Second Addendum as of the Effective Date.

                                         /s/ Lambert N. Lambrinides
                                         --------------------------------
                                         Lambert N. Lambrinides


                                         SKYLINE CHILI, INC.

                                         By: /s/ Kevin R. McDonnell
                                             -----------------------------
                                         Its:   President